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                                                                     EXHIBIT 5.1


                         SMITH, GAMBRELL & RUSSELL, LLP
                                ATTORNEYS AT LAW
                            SUITE 3100, PROMENADE II
                           1230 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30309-3592

        TELEPHONE                   --------                         WEBSITE
     (404) 815-3500                                               www.sgratl.com
        FACSIMILE                Established 1893
     (404) 815-3509






                                  May 19, 1998

Board of Directors
Haverty Furniture Companies, Inc.
866 West Peachtree Street, N.W.
Atlanta, Georgia 30308

                  RE:      Haverty Furniture Companies, Inc.
                           Registration Statement on Form S-8
                           1,000,000 Shares of Common Stock
                           1998 Stock Option Plan

Gentlemen:

         We have acted as counsel for Haverty Furniture Companies, Inc. (the "Company") in connection with the registration of 1,000,000 shares of its $1.00 par value Common Stock (the "Shares") reserved to the Company's 1998 Stock Option, as amended (the "Plan") pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Maryland;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Maryland; and

         (5) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the "Registration Statement").


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Board of Directors
Haverty Furniture Companies, Inc.
May 19, 1998
Page 2

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Maryland and is validly existing under the laws of that state.

         (B) The 1,000,000 Shares covered by the Registration Statement have been legally authorized by the Company and when sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Sincerely,

                                                 SMITH, GAMBRELL & RUSSELL, LLP

                                                 /s/ Terry Ferraro Schwartz
                                                 -------------------------------
                                                 Terry Ferraro Schwartz